Exhibit 1.1

EXECUTION COPY

Mack-Cali Realty, L.P.

4.500% Notes Due 2022

UNDERWRITING AGREEMENT

New York, New York

April 10, 2012

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

As Representatives of the Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Mack-Cali Realty, L.P., a limited partnership organized under the laws of Delaware (the “Operating Partnership”), and Mack-Cali Realty Corporation, a Maryland corporation qualified as a real estate investment trust and the general partner of the Operation Partnership (the “Company”),  propose that the Operating Partnership sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Indenture”) dated as of March 16, 1999, among the Operating Partnership, the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by supplemental indenture no. 15 to be dated the Closing Date, between the Operating Partnership and the Trustee.  To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 20 hereof.

1.                                      Representations and Warranties.  Each of the Operating Partnership and the Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 Each of the Operating Partnership and the Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Operating Partnership and the Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Operating Partnership and the Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Operating Partnership has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)                                 On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)                                  (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Operating Partnership and the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Operating Partnership and the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Operating Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Operating Partnership has paid the fees required by the Commission relating to the Securities.

(e)                                  (i) At the earliest time after the filing of the Registration Statement that the Operating Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Operating Partnership was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Operating Partnership be considered an ineligible issuer.

(f)                                   Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g)                                  The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Operating Partnership and its subsidiaries, taken as a whole.

(h)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole.

(i)                                     Each of the subsidiaries of the Operating Partnership (the “Subsidiaries”) has been duly formed and is validly existing as a general or limited partnership, limited liability company or corporation in good standing under the laws of the jurisdiction of its organization, and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Operating Partnership and its Subsidiaries, taken as a whole. The issued shares of capital stock of each of the Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable, and all of the partnership interests in each Subsidiary that is a partnership are validly issued and fully paid.  Except as described in the Disclosure Package, all of such shares and interests in the Subsidiaries owned by the Operating Partnership are owned beneficially by the Operating Partnership or another Subsidiary free and clear of any security interests, mortgages, pledges, grants, liens, encumbrances, equities or claims.

(j)                                    There are no outstanding (A) securities or obligations of the Operating Partnership or any of the Subsidiaries convertible into or exchangeable for any capital stock of the Operating Partnership, the Company or any Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Operating Partnership, the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Operating Partnership, the Company or any such Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(k)                                 The Operating Partnership, the Company and each of the Subsidiaries have full power, corporate or other, to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Final Prospectus; and the Operating Partnership and the

Company have full power, corporate or other, to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

(l)                                     The Operating Partnership has an authorized, issued and outstanding capitalization as set forth in the Disclosure Package.  All of the partnership interests of the Operating Partnership have been duly authorized and the partnership interests outstanding of the Operating Partnership are validly issued and fully paid.

(m)                             The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Disclosure Package and the Prospectus.

(n)                                 The Agreement has been duly authorized, executed and delivered by the Operating Partnership and the Company.

(o)                                 The Securities have been duly authorized, and, when such securities are issued, authenticated and delivered pursuant to the terms of this Agreement and the applicable Securities documents, such securities will have been duly and validly executed, authenticated, issued and delivered and will be the legal, valid, binding and enforceable obligations of the Operating Partnership, subject to the effects of bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws relating to creditors’ rights generally and to the application of equitable principles in any proceeding, whether at law or in equity.

(p)                                 The Indenture, as amended and supplemented through the date hereof, has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Operating Partnership in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Operating Partnership entitled to the benefits of the Indenture.

(q)                                 There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Disclosure Package and the Final Prospectus.

(r)                                    Each preliminary prospectus, if any, filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to

Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(s)                                   No holders of outstanding shares of capital stock of the Operating Partnership or the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares, and no holder of securities of the Operating Partnership, the Company or any Subsidiary has any right which has not been waived to require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in the public offering contemplated by this Agreement.

(t)                                    The combined financial statements, schedules and selected financial data of the Operating Partnership and the Company and their consolidated Subsidiaries and the consolidated financial statements, schedules and selected financial data of the Operating Partnership and the Company and their consolidated Subsidiaries included in or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly present the combined financial position of the Operating Partnership and the Company, as the case may be, and the results of operations and changes in financial condition as of the dates and periods therein specified.  Such combined and consolidated financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein).

(u)                                 Any pro forma financial statements and other pro forma financial information included in or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements and the assumptions used in the preparation thereof are, in the opinion of the Operating Partnership and the Company, reasonable. The financial information included in or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents, on the basis stated in the Disclosure Package, the information included therein, and complies with the requirements of Regulation G and Item 10 of Regulation S-K of the Commission.

(v)                                 PricewaterhouseCoopers LLP, which has audited certain financial statements of the Operating Partnership and the Company and delivered its reports with respect to the audited consolidated and combined financial statements and schedules and the internal control over financial reporting of the Operating Partnership and the Company, and any other accounting firm that has certified financial statements and delivered its reports with respect thereto, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, are independent registered public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board and the respective rules and regulations thereunder.

(w)                               No legal or governmental proceedings are pending to which the Company, the Operating Partnership or any of their respective subsidiaries or to which the property of the Company, the Operating Partnership or any of their respective Subsidiaries is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus and are not described therein, and no such proceedings have been threatened against the Company, the Operating Partnership, the Company or any of their respective Subsidiaries; there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the best of the knowledge of the Company or Operating Partnership, threatened, against or affecting the Company or any subsidiary, which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or which would result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and the Subsidiaries, taken as a whole, except as described in the General Disclosure Package; and no contract or other document is required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

(x)                                 The issuance, offering and sale of the Securities to the Underwriters by the Operating Partnership pursuant to this Agreement, the compliance by the Operating Partnership and the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated and in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”) do not (i) require the consent, approval, authorization, registration or qualification of or with any court or governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Operating Partnership, the Company or any of their respective Subsidiaries pursuant to any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Operating Partnership, the Company or any of their respective Subsidiaries is a party or by which the Operating Partnership or any of their respective Subsidiaries or any other of their respective properties are bound, or the Agreement of Limited Partnership, Articles of Incorporation, By-laws or other organizational documents, as the case may be, of the Operating Partnership, the Company or any of their respective Subsidiaries, or any law or statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Operating Partnership, the Company or any of the Subsidiaries or any of their properties. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Operating Partnership, the Company or any subsidiary.

(y)                                 Each of the Operating Partnership and the Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Operating Partnership or the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Operating Partnership or the Company.

(z)                                  Subsequent to the respective dates as of which information is given in the Registration Statement, Disclosure Package and the Final Prospectus, (1) neither the Operating Partnership, the Company, nor any of the Subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, which is not in the ordinary course of business; (2) neither the Operating Partnership nor the Company has purchased any of their respective outstanding preferred stock, common stock, preferred units, common units or warrants, nor declared, paid or otherwise made any dividend or distribution of any kind on its respective capital; and (3) there has not been any material change in the respective capital, short-term debt or long-term debt of the Operating Partnership, the Company or the Subsidiaries, except in each case as described in or contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(aa)                          The Operating Partnership or the Subsidiaries have good and indefeasible title in fee simple to all of the properties described under the section entitled “Properties” (Item 2) of the most recent Annual Report on Form 10-K of the Operating Partnership incorporated by reference in the Registration Statement (the “Properties”) and marketable title to all other property owned by each of them, in each case free and clear of any security interest, lien, mortgage, pledge, encumbrance, equity, claim and other defect, except liens which do not materially and adversely affect the value of such property and will not interfere with the use made or proposed to be made of such property by the Operating Partnership or such Subsidiary, and any and all real property and buildings held under lease by the Operating Partnership or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Operating Partnership or such Subsidiary, in each case except as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(bb)                          No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except as described in the Disclosure Package.

(cc)                            The Operating Partnership, the Company and their Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, trademarks, service marks, trade names, licenses, copyrights and proprietary and other confidential information currently employed by them in connection with their respective businesses, and none of the Operating Partnership, the Company nor any of their Subsidiaries has received any notice of infringement of or conflict with asserted rights of any third party with respect to the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company, and the Subsidiaries, taken as a whole, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(dd)                          The Operating Partnership, the Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they will be engaged; neither Operating Partnership, the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Operating Partnership nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have material adverse effect on the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(ee)                            None of the Subsidiaries or the Operating Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Operating Partnership or the Company, as the case may be, from making any other distribution on such entity’s capital stock or other equity interest, from repaying to the Company or the Operating Partnership any loans or advances to such entity from the Company or the Operating Partnership or from transferring any of such entity’s property or assets to the Company or the Operating Partnership or any of the other Subsidiaries, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(ff)                              The Operating Partnership, the Company and each of the Subsidiaries have complied with all laws, regulations and orders applicable to them or their respective businesses and Properties, except where the failure to so comply would not result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company and the Subsidiaries, taken as a whole; the Operating Partnership, the Company, and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, municipal or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess the same would not result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company, and the Subsidiaries, taken as a whole; and neither the Operating Partnership, the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(gg)                            There is and has been no failure on the part of the Operating Partnership, the Company or the Subsidiaries or any of the directors or officers of the Operating Partnership, the Company or the Subsidiaries, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans, Section 404 related to internal control over financial reporting and Sections 302 and 906 related to certifications.

(hh)                          The Operating Partnership and the Company will each conduct their operations in a manner that will not subject them to registration as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the transactions contemplated by this Agreement and the application of the net proceeds as described in the Disclosure Package and the Final Prospectus will not cause the Operating Partnership or the Company to become an investment company subject to registration under the Investment Company Act.

(ii)                                  The Operating Partnership, the Company and each of their Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company and the Subsidiaries, taken as a whole) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(jj)                                The Company is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the present and contemplated method of operation of the Company and its subsidiaries does and will enable the Company to meet the requirements for taxation as a REIT under the Code.

(kk)                          None of the Operating Partnership, the Company nor any of their Subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health and the Operating Partnership, the Company and their Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Operating Partnership, the Company and each of their Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company and the Subsidiaries, taken as a whole, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(ll)           Except for the partnership units of the Operating Partnership owned by the Company and the shares of capital stock of each of the Subsidiaries owned by the Operating Partnership or another Subsidiary, neither the Operating Partnership, the Company nor any of the Subsidiaries owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(mm)      The Operating Partnership, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and the Final Prospectus, since the end of the Company or the Operating Partnership’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s or Operating Partnership’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or Operating Partnership’s internal control over financial reporting.  The Company, the Operating Partnership and their consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company or Operating Partnership, as applicable, in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s or Operating Partnership’s, as applicable, management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn)         Neither the Operating Partnership, the Company nor any of the Subsidiaries is in violation of any term or provision of its Certificate of Formation, Articles of Incorporation, By-laws, partnership agreements or other organizational documents, as the case may be; no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, and the consummation of the transactions by this Agreement will not result in any default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Operating Partnership, the Company or any Subsidiary is a party or by which the Operating Partnership, the Company, the Subsidiaries or the Properties or any of their respective other properties is bound or may be affected except such as would not result in any material adverse effect in the condition

(financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company and the Subsidiaries, taken as a whole.

(oo)         (A) None of the Operating Partnership, the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would have a material adverse effect in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company and the Subsidiaries, taken as a whole; (B) each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; (C) none of the Operating Partnership, the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Operating Partnership, the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would have a material adverse effect in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company and the Subsidiaries, taken as a whole; (D) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of the Operating Partnership, the Company or any of the Subsidiaries that are required to be described in the Registration Statement, Disclosure Package and the Final Prospectus are disclosed therein; (E) no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that would not have a material adverse effect in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company and the Subsidiaries, taken as a whole; and (F) no tenant under any lease pursuant to which the Operating Partnership or any of the Subsidiaries leases the Properties has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal which, if exercised, would not have a material adverse effect in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company and the Subsidiaries, taken as a whole, and except as provided by law.

(pp)         Neither the Company, the Operating Partnership nor, to the best knowledge of the Company, or Operating Partnership, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company. the Operating Partnership or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the best knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(qq)         The operations of the Operating Partnership, the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or Operating Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or Operating partnership, threatened.

(rr)           Neither the Operating Partnership, Company nor, to the best knowledge of the Company or Operating Partnership, any director, officer, agent, employee or affiliate or person acting on behalf of the Company or Partnership is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company or the Operating Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss)          Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) none of the Operating Partnership, the Company, any of the Subsidiaries nor, to the best knowledge of the Operating Partnership and the Company, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than by any such action taken in compliance with all applicable Environmental Statutes (as hereinafter defined) or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (ii) the Operating Partnership and the Company do not intend to use the Properties or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statutes or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (iii) none of the Operating

Partnership, the Company nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Properties or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (iv) none of the Operating Partnership, the Company nor any of the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Properties or any assets described in the Disclosure Package or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (v) neither the Properties nor any other land owned by the Operating Partnership or any of the Subsidiaries is included or, to the best of the Company’s and the Operating Partnership’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) or, to the best of the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined).

As used herein, “Hazardous Material” shall include, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos, mold or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§ 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”).

Any certificate signed by any officer of the Operating Partnership or the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Operating Partnership or the Company, as the case may be, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Operating Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the

Operating Partnership, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.             Delivery and Payment.  Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Operating Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Operating Partnership by wire transfer payable in same-day funds to an account specified by the Operating Partnership.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.  Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than two Business Days in advance of the Closing Date.

The Operating Partnership agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.             Agreements. The Operating Partnership agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, the Operating Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Operating Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Operating Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Operating Partnership will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Operating

Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Operating Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)           If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Operating Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Disclosure Package to correct such statement or omission, and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Operating Partnership promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus, and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)           As soon as practicable, the Operating Partnership will make generally available to its security holders and to the Representatives an earnings statement or statements of the Operating Partnership and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)            The Operating Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Operating Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(g)           The Operating Partnership will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Operating Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)           The Operating Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Operating Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Operating Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Operating Partnership with the Commission or retained by the Operating Partnership under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Operating Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Operating Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)            The Operating Partnership will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Operating Partnership or any affiliate of the Company or any person in privity with the Operating Partnership or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j)            The Operating Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Operating Partnership to facilitate the sale or resale of the Securities.

(k)           The Operating Partnership agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the FINRA, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Operating Partnership Representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Operating Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Operating Partnership; and (x) all other costs and expenses incident to the performance by the Operating Partnership of its obligations hereunder.

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Operating Partnership contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Operating Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Operating Partnership of its obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Operating Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Operating Partnership shall have requested and caused Seyfarth Shaw LLP, counsel for the Operating Partnership to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)            the Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

(ii)           such counsel has no reason to believe that the Disclosure Package, as amended or supplemented at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

(iii)          the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Operating Partnership and the Subsidiaries, taken as a whole.  Each of the Subsidiaries has been duly incorporated or formed and is validly existing as a general or limited partnership or corporation in good standing under the laws of the jurisdiction of its organization, and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Operating Partnership and the Subsidiaries, taken as a whole;

(iv)          the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and is duly qualified to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole;

(v)           the Operating Partnership, the Company, and each of their Subsidiaries have full power, corporate or other, to own or lease their respective Properties and conduct their respective businesses as described in the Disclosure Package; and each of the Operating Partnership and the Company has full power, corporate or other, to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

(vi)          the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Operating Partnership in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Operating Partnership entitled to the benefits of the Indenture;

(vii)         The Operating Partnership has the authorized capitalization as set forth in the Disclosure Package and the Final Prospectus. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Disclosure Package and the Final Prospectus;

(viii)        The issued shares of capital stock of each of the Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable, and all of the partnership interests in each Subsidiary that is a partnership are validly issued and fully paid. Except as described in the Disclosure Package, all of such shares and interests owned by the Operating Partnership or another Subsidiary are owned beneficially by the Operating Partnership or such Subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance, equity or claim;

(ix)          the Operating Partnership has an authorized, issued and outstanding capitalization as set forth in the Disclosure Package. All of the partnership interests of the Operating Partnership are validly issued and fully paid;

(x)           the execution and delivery of this Agreement has been duly authorized by all necessary action, corporate or other, of the Operating Partnership and the Company and this Agreement has been duly executed and delivered by the Operating Partnership and the Company;

(xi)          no holders of outstanding shares of capital stock of the Operating Partnership or the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities, and no holder of securities of the Operating Partnership, the Company or any Subsidiary has any right which has not been waived to require the Operating Partnership or the Company to register the offer or sale of any securities owned by such holder under the Securities Act in the public offering contemplated by this Agreement;

(xii)         (A)          the Securities conform in all material respects to the descriptions thereof under the headings “Description of Notes” in the Disclosure Package, (B) the statements set forth under the heading “Underwriting” in the Prospectus and in Items 14 and 15 in the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings;

(xiii)        (A)  no legal or governmental proceedings are pending to which the Operating Partnership, the Company, any of their respective Subsidiaries, or any of their respective directors or officers in their capacity as such, is a party or to which the Properties or any other property of the Operating Partnership, the Company or any of their respective Subsidiaries is subject that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus and are not described therein, and, to the best knowledge of such counsel, no such proceedings have been threatened against the Operating Partnership, the Company or any of their respective Subsidiaries or with respect to the Properties or any of their respective other properties and (B) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

(xiv)        the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Operating Partnership and the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws (as to which such counsel need not opine) or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Properties or any other properties or assets of the Operating Partnership, the Company or any of their respective Subsidiaries pursuant to (i) any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Operating Partnership, the Company or any of their respective Subsidiaries is a party or by which the Operating Partnership, the Company or any of their respective subsidiaries or the Properties or any other of their respective properties are bound except such as would not result in any material adverse effect in the condition (financial or otherwise), business prospects, net worth or results of operations of the Operating Partnership, the Company and its Subsidiaries, taken as a whole, or (ii) the agreement of limited partnership, articles of incorporation, by-laws or other organizational documents, as the case may be, of the Operating Partnership, the Company or any of their respective Subsidiaries, or (iii) any law or statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or (to the best knowledge of such counsel) any arbitrator applicable to the Operating Partnership, the Company or any of their respective Subsidiaries or any of the Properties except such as would not result in any material adverse effect in the condition (financial or otherwise), business prospects, net worth or results of operations of the Operating Partnership, the Company and its Subsidiaries, taken as a whole;

(xv)         none of the Subsidiaries or the Operating Partnership is currently contractually prohibited, directly or indirectly, from paying any dividends to the Operating Partnership or the Company, as the case may be, from making any other distribution on such entity’s capital stock or other equity interests, from repaying to the Operating Partnership any loans or advances to such entity from the Operating Partnership or from transferring any of such entity’s property or assets to the Operating Partnership or any of the other Subsidiaries, except as described in the Disclosure Package;

(xvi)        to the best knowledge of such counsel, the Operating Partnership and the Subsidiaries possess all certificates, authorizations, licenses and permits issued by the appropriate federal, state, municipal or foreign regulatory authorities necessary to conduct their respective businesses except for such certificates, authorizations, licenses and permits the failure of which to possess would not be expected to result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company and the Subsidiaries, taken as a whole, and neither the

Operating Partnership, the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Operating Partnership, the Company and the Subsidiaries, taken as a whole, except as described in the Disclosure Package;

(xvii)       neither the Operating Partnership nor the Company is subject to registration as an investment company under the Investment Company Act, and the transactions contemplated by this Agreement will not cause the Operating Partnership or the Company to become an investment company subject to registration under the Investment Company Act;

(xviii)      none of the Operating Partnership, the Company nor any of the Subsidiaries is in violation of any term or provision of its articles of incorporation, bylaws, partnership agreements or other organizational documents, as the case may be; no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, and the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Operating Partnership and the Company with the other provisions of this Agreement and the consummation of the other transactions herein and therein contemplated will not result in any default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage or deed of trust, or any material lease or other agreement or instrument known to such counsel after due inquiry to which the Operating Partnership and the Company or any of the Subsidiaries is a party or by which the Operating Partnership and the Company, any of the Subsidiaries, any of the Properties or any of their respective other properties is bound or may be affected except such as would not result in any material adverse effect in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, the Operating Partnership and its Subsidiaries, taken as a whole;

(xix)        the Registration Statement is effective under the Securities Act; the Prospectus has been filed with the Commission in the manner and within the time period required by Rules 424(b); any Issuer Free Writing Prospectus has been filed with the Commission to the extent required by Rule 433 of the Securities Act; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement, the Disclosure Package, the Final Prospectus, or any amendment or supplement thereto has been issued, and no proceedings for that purpose pursuant to Section 8A of the Securities Act or this offering have been instituted or, to the best knowledge of such counsel, threatened by the Commission; and

(xx)         the Registration Statement originally filed with respect to the Securities and each amendment thereto, each free writing prospectus included in the Disclosure Package and the Final Prospectus (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder; and the statements set forth under the headings “Material United States Federal Income Tax Considerations” in the Basic Prospectus and “Certain United States Federal Income Tax Considerations to Holders of Notes” in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Operating Partnership and public officials.  References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)                                  The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Operating Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)                                 The Operating Partnership shall have furnished to the Representatives a certificate of the Operating Partnership, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Operating Partnership, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     the representations and warranties of the Operating Partnership in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Operating Partnership’s knowledge, threatened;

(iii)          since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Operating Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto); and

(iv)          there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(e)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters from PricewaterhouseCoopers LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.;

(f)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Operating Partnership, the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g)           Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Operating Partnership’s and the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)           Prior to the Closing Date, the Operating Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Operating Partnership or Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Seyfarth Shaw LLP, counsel for the Operating Partnership and the Company, at 620 Eighth Avenue, New York, New York, on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Operating Partnership and the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Operating Partnership and the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.  (a)  The Operating Partnership and the Company agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Operating Partnership and the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Operating Partnership and the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Operating Partnership and Company may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Operating Partnership and the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Operating Partnership and the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Operating Partnership or the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Operating Partnership or Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Operating Partnership acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, (ii) under the heading “Underwriting”, (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the sentences related to concessions and reallowances and (C) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.

Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Operating Partnership, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Operating Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Operating Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Operating

Partnership or the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Operating Partnership.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Operating Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Operating Partnership prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United

States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Operating Partnership or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.          Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel Fax No.: (212) 816-7912 and confirmed in writing to, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention:  General Counsel; Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, Fax No. (646) 855-3073, Attention: Syndicate Department (with a copy to: fax no. (212)-230-8730, Attention: High Grade Transaction Management/Legal); J.P. Morgan Securities LLC at 383 Madison Avenue, 3rd Floor, New York, New York 10179, Attention: High Grade Syndicate Desk, Fax. No. (212)-834-6081; or, if sent to the Operating Partnership or the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Operating Partnership at 11 Commerce Drive, Cranford, New Jersey 07016, Attention: Mitchell E. Hersh.

13.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.          No Fiduciary Duty. The Operating Partnership and the Company hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Operating Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Operating Partnership and (c) the Operating Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Operating Partnership on related or other matters).  The Operating Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Operating Partnership, in connection with such transaction or the process leading thereto.  Any review by the Underwriters of the Operating Partnership and the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Operating Partnership and the Company.

15.          Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Operating Partnership, the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.          Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.          Waiver of Jury Trial.  The Operating Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.          Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19.          Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

20.          Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event, any post-effective amendment thereto.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Operating Partnership and the several Underwriters.

Very truly yours,

MACK-CALI REALTY, L.P.

By: Mack-Cali Realty Corporation, its general partner

By:	/s/ Barry Lefkowitz
	Name:	Barry Leftkowitz
	Title:	Executive Vice President & Chief Financial Officer

MACK-CALI REALTY CORPORATION

By:	/s/ Barry Lefkowitz
	Name:	Barry Leftkowitz
	Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

By:  CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Salvatore Takoushian
	Name:	Salvatore Takoushian
	Title:	Director

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:	/s/ Shawn Cepeda
	Name:	Shawn Cepeda
	Title:	Managing Director

By:  J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

For themselves and as Representatives of the other several Underwriters, named in Schedule II to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated April 10, 2012

Registration Statement No. 333-173749-01

Representatives: Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC

Title, Purchase Price and Description of Securities:

Title: 4.500% Notes due 2022

Principal amount: $300,000,000

Purchase price (include accrued interest or amortization, if any): 99.151%

Sinking fund provisions: None

Redemption provisions: Callable at any time at a make-whole premium of comparable maturity U.S. Treasury plus 40 bps; provided, however, if the Securities are redeemed on or after 90 days prior to the maturity date, the make-whole premium will be zero

Other provisions:

Closing Date, Time and Location:  April 19, 2012 at 10:00 a.m. at Seyfarth Shaw LLP, 620 Eighth Avenue, New York, New York

Type of Offering:  Non-delayed

Date referred to in Section 5(i) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: April 19, 2012

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 6(e) at the Execution Time: None

[Schedule I to Underwriting Agreement]

SCHEDULE II

Underwriters	Principal Amount of Securities to Be Purchased

Citigroup Global Markets Inc.	$74,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	74,000,000
J.P. Morgan Securities LLC	74,000,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	6,500,000
BNY Mellon Capital Markets, LLC	6,500,000
Capital One Southcoast, Inc.	6,500,000
Comerica Securities, Inc.	6,500,000
Deutsche Bank Securities Inc.	6,500,000
Mitsubishi UFJ Securities (USA), Inc.	6,500,000
PNC Capital Markets LLC	6,500,000
RBS Securities Inc.	6,500,000
SunTrust Robinson Humphrey, Inc.	6,500,000
TD Securities (USA) LLC	6,500,000
U.S. Bancorp Investments, Inc.	6,500,000
Wells Fargo Securities, LLC	6,500,000
Total	$300,000,000

[Schedule II to Underwriting Agreement]

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Issuer Free Writing Prospectus relating to the terms of the Securities filed with the Commission on April 10, 2012

[Schedule III to Underwriting Agreement]

SCHEDULE IV

Filed Pursuant to Rule 433
Registration Statement No. 333-173749-01
Preliminary Prospectus Supplement Dated April 10, 2012 and
Prospectus Supplement dated April 27, 2011

$300,000,000 4.500% NOTES DUE 2022

Issuer:	Mack-Cali Realty, L.P.
Type:	SEC Registered
Size:	$300,000,000
Maturity:	April 18, 2022
Coupon (Interest Rate):	4.500%
Benchmark Treasury:	2.000% due February 15, 2022
Benchmark Treasury Price and Yield:	100-07 / 1.975%
Spread to Benchmark Treasury:	2.55% (255 basis points)
Yield to Maturity:	4.525%
Expected Ratings* (Moody’s / S&P):	[Intentionally Omitted.]
Interest Payment Dates:	October 15 and April 15, commencing October 15, 2012
Day Count Convention:	30 / 360
Redemption Provision:

Callable at any time at a Make-Whole Premium of comparable maturity U.S. Treasury plus 40 bps; provided, however, if the notes are redeemed on or after 90 days prior to the maturity date, the Make-Whole Premium will be zero

Initial Price to Public:	99.801% plus accrued interest if settlement occurs after April 19, 2012
Underwriting Fees:	0.65%
Total Proceeds to Mack-Cali	99.151% ($297,453,000)
Settlement Date:	T+7; April 19, 2012
Denominations:	$2,000 x $1,000
CUSIP; ISIN:	55448QAQ9; US55448QAQ91
Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	BB&T Capital Markets, a division of Scott & Stringfellow, LLC
BNY Mellon Capital Markets, LLC
Capital One Southcoast, Inc.
Comerica Securities, Inc.
Deutsche Bank Securities Inc.
Mitsubishi UFJ Securities (USA), Inc.
PNC Capital Markets LLC
RBS Securities Inc.

[Schedule IV to Underwriting Agreement]

SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

This communication is intended for the sole use of the person to whom it is provided by the issuer.

*Ratings may be changed, suspended or withdrawn at any time and are not a recommendation to buy, hold or sell any security.

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Citigroup Global Markets Inc., toll-free at 1-877-858-5407, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 and J.P. Morgan Securities LLC collect at 1-212-834-4533.

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

[Schedule IV to Underwriting Agreement]